                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. NA)

Filed by the Registrant                    [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                TRICO BANCSHARES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                TRICO BANCSHARES
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 8, 2001
                                    6:00 P.M.

To our Shareholders:

         The Annual Meeting of Shareholders of TriCo Bancshares, a California corporation (the "Company"), will be held on Tuesday, May 8, 2001, at 6:00 p.m., at the Company's Headquarters Building located at 63 Constitution Drive, Chico, California, for the following purposes:

                  1. To elect nine (9) directors to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

                  2. To approve the Company's 2001 Stock Option Plan which provides for the issuance of options for up to 837,325 shares of the Company's common stock to officers, employees and directors of, and consultants to, the Company;

                  3. To ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company for 2001; and

                  4. To consider such other business as may properly come before the meeting.

         The names of the Board of Directors' nominees to be directors of the Company are set forth in the accompanying Proxy Statement and are incorporated herein by reference.

         Section 15 of the Bylaws of the Company provides for the nomination of directors as follows:

         Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than twenty-one (21) days nor more than sixty (60) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the Corporation not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third-class mail as permitted by Section 6 of these Bylaws, no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for each such nominee. A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which Directors are to be elected.

         Only shareholders of record at the close of business on March 14, 2001, are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

                                             By Order of the Board of Directors,



                                             Wendell J. Lundberg
                                             Secretary

Chico, California
April 4, 2001

         WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                 PROXY STATEMENT
                                       OF
                                TRICO BANCSHARES
                              63 CONSTITUTION DRIVE
                             CHICO, CALIFORNIA 95973


                     INFORMATION CONCERNING THE SOLICITATION

         The enclosed proxy is solicited by and on behalf of the Board of Directors of TriCo Bancshares, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Tuesday, May 8, 2001, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any postponement or adjournment thereof. Only holders of record of common stock of the Company at the close of business on March 14, 2001 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. At the close of business on March 14, 2001, there were 7,080,226 shares of the Company's common stock (the "Common Stock") outstanding. This Proxy Statement and the form of proxy were first mailed to shareholders on or about April 4, 2001.

         Holders of Common Stock are entitled to one vote for each share held, except that in the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by him or her multiplied by the number of directors to be elected, and he or she may cast all of his or her votes for a single candidate or distribute his or her votes among any or all of the candidates he or she chooses. However, no shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless such candidate or candidates' names have been properly placed in nomination prior to the voting and such shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate his or her votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. An opportunity will be given at the Annual Meeting prior to the voting for any shareholder who desires to do so to announce his or her intention to cumulate his or her votes. The Board of Directors is soliciting discretionary authority to vote proxies cumulatively. The nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected; votes against a director and votes withheld shall have no legal effect.

         Any person giving a proxy in the form accompanying this statement has the power to revoke or suspend it prior to its exercise. Such revocation may be effected by the person who has executed such proxy taking any one of the following actions: filing a written instrument revoking said proxy with the Secretary of the Company; filing with the Secretary at the Annual Meeting a duly executed proxy bearing a later date; or attending the Annual Meeting and electing to vote in person.

         The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company may (without additional compensation) solicit proxies by telephone or personal interview, the cost of which the Company will bear.

         Unless marked to the contrary, proxies shall be voted to elect the nine
(9) nominees to the Board of Directors named herein, to approve the Company's 2001 Stock Option Plan and to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for 2001.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of March 14, 2001, the only shareholder known by the Company to be beneficial owner of at least 5% of the shares of the Common Stock then outstanding is the TriCo Bancshares Employee Stock Ownership Plan and Trust (the "ESOP"). The following table gives Common Stock ownership information for the ESOP, each current director of the Company, each executive officer listed in the Summary Compensation Table on page 9, and all executive officers and directors of the Company as a group:

                                         Common Stock Ownership                    Common Stock Ownership
                                             Not Including                           Including Stock
                                             Stock Owned as                        Owned as a Trustee
                                         a Trustee of the ESOP                         of the ESOP
                                   ---------------------------------      -------------------------------------
                                    Amount of            Percentage        Amount of                 Percentage
                                      Shares             of Common           Shares                  of Common
                                   Beneficially             Stock         Beneficially                 Stock
 Beneficial Owners                    Owned              Outstanding         Owned                  Outstanding
 -----------------                 ------------          -----------      ------------              -----------
TriCo Bancshares                        601,945(1)              8.50%          601,945(1)                  8.50%
Employee Stock Ownership
Plan and Trust
63 Constitution Drive
Chico, CA 95973

Directors and Certain
Executive Officers

Craig Carney                             16,202(2)                 *            16,202(2)                     *
William J. Casey                        310,249(3)              4.38%          310,249(3)                  4.38%
Craig S. Compton                         66,981(4)                 *            66,981(4)                     *
Brian D. Leidig                          58,748(5)                 *            58,748(5)                     *
Wendell J. Lundberg                     171,626(6)              2.42%          171,626(6)                  2.42%
Andrew Mastorakis                         3,280(7)                 *             3,280(7)                     *
Donald E. Murphy                        187,429(8)              2.65%          187,429(8)                  2.65%
Richard O'Sullivan                       61,198(9)                 *            61,198(9)                     *
Thomas J. Reddish                         9,520(10)                *             9,520(10)                    *
Richard P. Smith                         55,686(11)                *           652,928(11)(15)             9.22%
Robert H. Steveson                      296,900(12)             4.18%          845,197(12)(15)            11.94%
Carroll R. Taresh                        91,850(13)             1.30%           91,850(13)                 1.30%
Alex A. Vereschagin, Jr.                 81,962(14)             1.16%          683,907(14)(15)             9.66%
All Current Directors and             1,411,631(16)            19.94%        1,941,331(15)(16)            27.42%
   Executive Officers as
   a group (13 persons)

----------

* Less than 1%.

(1) The ESOP provides that each of its participants shall be entitled to direct the ESOP Trustees as to the manner in which the shares allocated to the account of such participant are to be voted. As to shares which are not allocated to participants' accounts, the Advisory Committee shall direct the ESOP Trustees as to how to vote such shares. As of March 14, 2001, participants in the ESOP were entitled to direct the voting of all 601,945 shares held by the ESOP. Of that total, 72,246 shares had been allocated to the accounts of executive officers of the Company.

(2) Includes 14,500 shares for which options are currently exercisable under the 1995 Incentive Plan and 1,702 shares allocated to Mr. Carney's account in the ESOP (see "Executive Compensation").

(3) Includes 10,500 shares for which options are currently exercisable under the 1993 Option Plan (see "Compensation of Directors") and 137,647 shares held by a trust for the benefit of Mr. Casey's sister of which he is a trustee.

(4) Includes 17,013 shares held by Mr. Compton as Executor of the Estate of Gerald H. Compton; 30 shares held by Mr. Compton's minor children; and 11,250 shares for which options are currently exercisable under the 1993 Option Plan (see "Compensation of Directors").

(5) Includes 32,499 shares held by Parlay Investments, Inc., of which Mr. Leidig is President and Chief Executive Officer; 4,330 shares of the Leidig Family Trust of which Mr. Leidig is a trustee; and 15,900 shares for which options are currently exercisable under the 1993 Option Plan (see "Compensation of Directors").

(6) Includes 4,509 shares held by Mr. Lundberg as custodian for his minor children and 9,750 shares for which options are currently exercisable under the 1993 Option Plan (see "Compensation of Directors").

(7) Includes 3,280 shares for which options are currently exercisable under the 1995 Incentive Plan.

(8) Includes 3,558 shares owned by the J. H. McKnight Ranch, of which Mr. Murphy is an officer; 11,036 shares owned by J. H. McKnight Ranch Profit Sharing Plan; 144,214 shares held by Mr. Murphy and his wife as co-trustees of the Blavo Trust; and 4,500 shares for which options are currently exercisable under the 1993 Option Plan (see "Compensation of Directors").

(9) Includes 840 shares for which options are currently exercisable under the 1993 Option Plan; 42,833 shares for which options are currently exercisable under the 1995 Incentive Plan; and 9,773 shares allocated to Mr. O'Sullivan's account in the ESOP (see "Executive Compensation").

(10) Includes 6,100 shares for which options are currently exercisable under the 1995 Incentive Plan and 2,420 shares allocated to Mr. Reddish's account in the ESOP (see "Executive Compensation").

(11) Includes 70 shares held by Mr. Smith's wife; 7,980 shares for which options are currently exercisable under the 1993 Option Plan; 42,833 shares for which options are currently exercisable under the 1995 Incentive Plan; and 4,703 shares allocated to Mr. Smith's account in the ESOP (see "Executive Compensation").

(12) Includes 880 shares held by Mr. Steveson's wife; 101 shares held by Mr. Steveson's minor children; 126,000 shares for which options are currently exercisable under the 1993 Option Plan; and 53,648 shares allocated to Mr. Steveson's account in the ESOP (see "Executive Compensation").

(13)     Includes 4,000 shares held by Mr. Taresh's wife.

(14) Includes 17,250 shares for which options are currently exercisable by Mr. Vereschagin under the 1993 Option Plan (see "Compensation of Directors").

(15) Includes 601,945 shares held by the ESOP of which Messrs. Smith, Steveson and Vereschagin are trustees (72,246 shares of which have been allocated to the accounts of executive officers under the ESOP).

(16) Includes 313,626 shares for which options held by executive officers and directors are currently exercisable under the 1993 Option Plan and the 1995 Incentive Plan.

              PROPOSAL NO. 1--ELECTION OF DIRECTORS OF THE COMPANY

         The Bylaws of the Company provide a procedure for nominating individuals for election to the Board of Directors. This procedure is printed in full on the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Nominations not made in accordance therewith may be disregarded by the Chairman of the meeting and, upon his instruction, the inspectors of election shall disregard all votes cast for such nominee(s). In addition, the Bylaws of the Company provide that no person may serve as a director of the Company who is seventy-five (75) years of age or older at the time of election.

         In the absence of instruction to the contrary, all proxies will be voted for the election of the following nine (9) nominees recommended by the Board of Directors. All nominees are incumbent directors of the Company and its subsidiary, Tri Counties Bank (the "Bank"). If any of the nominees should unexpectedly decline or be unable to serve as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable to serve and has no present intention to nominate persons in addition to or in lieu of those named below. Notwithstanding the foregoing, if one or more persons, other than those named below, are nominated as candidates for the office of director, the proxies may be voted in favor of any one or more of the nine nominees named below to the exclusion of others, and in such order of preference as the Board of Directors may determine in its discretion. Except as set forth in this paragraph, the proxies solicited hereby may not be voted for the election of any person as a director who is not named in this Proxy Statement. Each person elected as a director will hold office until the next Annual Meeting of Shareholders and until his successor is elected and qualified.

         The following table sets forth certain information with respect to each person nominated by the Board of Directors for election as a director at the Annual Meeting:

                                                                  Positions and Offices                   Director
                 Nominee                    Age                   Held with the Company                     Since
                 -------                    ---                   ---------------------                   --------

William J. Casey (1)(2)...............      56       Chairman of the Board of Directors                     1989
Craig S. Compton......................      45       Director                                               1989
Brian D. Leidig (1)...................      61       Director                                               1989
Wendell J. Lundberg (1)(2)............      70       Director and Secretary of the Board                    1974*
Donald E. Murphy (1)(2) ..............      65       Vice-Chairman of the Board of Directors                1974*
Richard P. Smith .....................      43       President, Chief Executive Officer and                 1999
                                                     Director
Robert H. Steveson (1)................      64       Vice-Chairman of the Board of Directors                1975*
Carroll R. Taresh (2).................      63       Director                                               1998
Alex A. Vereschagin, Jr. (1)(2).......      65       Director                                               1974*

----------

* Includes the period of time during which such director was a director of the Bank prior to the formation of the Company. Robert H. Steveson was elected as a director of the Company in 1981 and the then remaining directors of the Bank were elected as directors of the Company in 1982.

(1)      Member of the Compensation and Management Succession Committee.

(2)      Member of the Audit Committee.

         The following table sets forth certain information with respect to the executive officers of the Company and the Bank as of March 14, 2001:

                                                                                                         Executive
                                                            Positions and Offices Held with               Officer
                    Name                    Age               the Company and/or the Bank                  Since
                    ----                    ---             -------------------------------              ---------

Robert H. Steveson ...................      64       Vice-Chairman of the Board of the Bank                 1975*
                                                     and the Company
Richard P. Smith .....................      43       President and Chief Executive Officer of the           1993
                                                     Bank and the Company
Andrew Mastorakis ....................      42       Executive Vice President - Retail Banking              2000
                                                     of the Bank
Richard O'Sullivan....................      44       Executive Vice President - Customer Sales              1995
                                                     & Service of the Bank
Craig Carney..........................      42       Senior Vice President and Chief Credit                 1997
                                                     Officer of the Bank
Thomas J. Reddish.....................      41       Vice President and Chief Financial Officer             1998
                                                     of the Bank and the Company

----------

* Includes the period of time during which each executive officer served as an executive officer of the Bank prior to formation of the Company.

         Each of the executive officers serves on an annual basis and must be elected by the Board of Directors annually pursuant to the Bylaws of the Company. No executive officer or director nominee of the Company or the Bank has any arrangement or understanding with any other person pursuant to which he or she was or is to be elected as an officer or director of the Company or the Bank. Mr. Steveson is the father-in-law of Richard Smith. No other executive officer or director of the Company or the Bank has any family relationship with any other executive officer or director of the Company or the Bank. No director, officer or affiliate of the Company or the Bank, any owner of record or beneficially of more than 5% of the Common Stock or any associate of any such person is a party adverse to the Company or the Bank in any legal proceeding or has a material interest adverse to the Company or the Bank.

         The principal occupations of each director nominee and executive officer during the past five years are as follows:

         Craig Carney became Senior Vice President and Chief Credit Officer of the Bank in January 1997. From 1985 to 1996 Mr. Carney was employed by Wells Fargo Bank in various lending capacities. His most recent position with Wells Fargo was as Vice President, Senior Lender Commercial Banking from 1991 to 1996. Mr. Carney served as a consultant to Tri Counties Bank from April 1996 until his employment in January 1997.

         William J. Casey has been a self-employed healthcare consultant since 1986. He serves on the Board of Coram Healthcare Corp., a home infusion company. Mr. Casey became Chairman of the Board of Directors and Chairman of the Compensation Committee of the Board in March 2001.

         Craig S. Compton is President, General Manager and a pilot for AVAG, Inc., an aerial application business.

         Brian D. Leidig is President and Chief Executive Officer of Parlay Investments, Inc., a privately owned real estate development and investment company.

         Wendell J. Lundberg is the owner and operator of rice and grain farming operations in Richvale, California. Mr. Lundberg became Secretary of the Board in March 2001.

         Andrew Mastorakis joined the Bank in March 2000 as Executive Vice President-Retail Banking. Mr. Mastorakis was employed by Wells Fargo Bank from 1990 to 2000 where he was Senior Vice President and Central California Division Manager and most recently Senior Vice President and Market President of the Contra Costa-Diablo Division.

         Donald E. Murphy is Vice President and General Manager of J. H. McKnight Ranch, Inc., a farming company. Mr. Murphy became Vice-Chairman of the Board of Directors and Chairman of the Audit Committee in March 2001.

         Richard O'Sullivan became Executive Vice President-Customer Sales and Service in October 1997 after serving as Senior Vice President in the same capacity since April 1995. Mr. O'Sullivan served as Vice President and Manager of the Park Plaza Branch of the Bank from 1992 until April 1998.

         Thomas J. Reddish became Vice President and Chief Financial Officer of the Company and the Bank in July 1999. From November 1998 until July 1999, he was Vice President and Controller of the Company and Vice President of the Bank. Mr. Reddish served as Controller of the Bank from May 1994 until November 1998.

         Richard P. Smith has been President, Chief Executive Officer and a director the Company and the Bank since November 1999. He was President of the Bank since September 1998 and Executive Vice President of the Company from October 1998 until November 1999. Mr. Smith served as Executive Vice President-Customer/Employee Support and Control from October 1997 until October 1998 and was Senior Vice President in the same capacity from April 1995 until October 1997. Mr. Smith served as Vice President and Chief Information Officer of the Bank from November 1994 to April 1995.

         Robert H. Steveson was elected Vice-Chairman of the Board of the Company and the Bank in March 2001. He served as President and Chief Executive Officer of the Bank since July 1975 and of the Company since October 1981 and was elected Co-Chairman of the Board of Directors of the Company and the Bank in November 1999. He resigned as President of the Bank in September 1998 and as Chief Executive Officer of the Bank and President and Chief Executive Officer of the Company in November 1999.

         Carroll R. Taresh became a director of the Company and the Bank in May 1998. Mr. Taresh was Executive Vice President of the Bank from December 1989 until his retirement in July 1996.

         Alex A. Vereschagin, Jr. is a self-employed farmer, Secretary and Treasurer of Plaza Farms, a partner in the 3V Ranch and a partner in the Vereschagin Company which engages in real estate rental.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company has established a standing Audit Committee of the Company and a standing Audit Committee of the Bank. The members of both Audit Committees are Messrs. Murphy (Chairman), Casey, Lundberg, Taresh and Vereschagin. The Board of Directors of the Company has not established a standing Nominating Committee. Nominees to the Board are determined by the entire Board of Directors. The Board will consider nominees recommended by shareholders if submitted pursuant to Section 15 of the Bylaws set forth on the Notice of Annual Meeting.

         For information on the Compensation Committee, please refer to the section entitled "Report by the Compensation Committee" contained herein. The Compensation Committee establishes the compensation levels for the Vice-

Chairman, the President and the Chief Executive Officer of the Company. The Compensation Committee composed of Messrs. Casey, Leidig, Lundberg, Murphy, Steveson and Vereschagin met two times during 2000.

         The Audit Committee of the Company met two times during 2000. The Audit Committee of the Bank met four times during 2000. The functions of the Audit Committees of the Company and the Bank are to recommend the appointment of and to oversee a firm of independent public accountants whose duty is to audit the books and records of the Company and the Bank for the fiscal year for which they are appointed, to monitor and analyze the results of internal audit and regulatory examinations, and to monitor the Company's and the Bank's financial and accounting organization and financial reporting. See "Report by the Audit Committee."

         During the year ended December 31, 2000, the Board of Directors of the Company met on 11 occasions and the Board of Directors of the Bank met on 17 occasions. Each director of the Company attended at least 75% of the meetings of the Boards of Directors of both the Company and the Bank and the meetings of the committees of the Company and the Bank on which such director served.

COMPENSATION OF DIRECTORS

         Fees. The directors of the Company receive no compensation for attendance at meetings of the Board of Directors of the Company or any committee thereof. During 2000 each director of the Bank was paid $1,500 per month, the Chairman of the Board was paid $2,000 per month and the Chairman of the Audit Committee was paid $1,800 per month. In addition, each director receives options for shares of Common Stock as described below and is eligible to participate in the plans described below. Beginning with the 2001 Annual Meeting, each director will receive options for shares of Common Stock under the 2001 Stock Option Plan, if such plan is approved by shareholders at this meeting. See "Proposal 2--Approval of 2001 Stock Option Plan--Director Options."

         Executive Deferred Compensation Plan. Effective as of September 1, 1987, the Bank adopted the Tri Counties Bank Executive Deferred Compensation Plan (the "Plan") for the purpose of providing the directors of the Company and the key employees of the Company and the Bank (as designated by the Company's Board of Directors) supplemental retirement benefits. The Plan is a non-qualified, unsecured and unfunded plan. The corporate after-tax costs of the Plan are defeased through corporate-owned life insurance on the lives of the participants.

         The Plan permits participants to make salary deferral contributions of any portion of their compensation. The amount to be deferred may not be less than $2,400 per calendar year (or $200 per month for any participant who participates in the Plan for less than a calendar year). The Plan permits the employer corporation to make discretionary contributions to a participant's account and requires the employer corporation to credit to each participant's account on the last day of each year an amount equal to the difference between the amounts the corporation would have contributed for the benefit of the participant under either the ESOP or the Company's profit sharing plan (the "Qualified Plans") if no deferrals had been made under this Plan and the amounts actually contributed to the Qualified Plans for such participant (the "Qualified Plan Make-Up Credit"). No discretionary employer contributions have been made to date.

         Accounts are credited monthly with interest based on the average daily balance of the account for such month at a rate equal to three percentage points greater than the annual yield of the Moody's Average Corporate Bond Yield Index for the preceding month. All of the participant's deferred compensation and interest thereon is 100% vested. Discretionary contributions and the interest thereon vest at a rate determined by the Board of Directors. Qualified Plan Make-Up Credits and interest thereon vest at a rate equal to the vesting of amounts received under the underlying Qualified Plans.

         Supplemental Retirement Plan. Effective as of September 1, 1987, the Bank adopted the Tri Counties Bank Supplemental Retirement Plan for Directors for the purpose of providing supplemental retirement benefits to the directors of the Company and the Bank who have achieved "Director Emeritus" status. Any outside director of the Company or the Bank who has served as a director for at least ten years is eligible to participate. The benefits are payable upon the termination of service by a director as a member of the Board of Directors, provided the director has served on the Board for at least ten full years and has attained the age of 72. The amount of the supplemental retirement benefit is equal to 15 times the amount of the retainer fee paid to the director in his final year of service with the Board of Directors, which benefits are paid in 15 equal annual installments. The Plan is a nonqualified, unsecured and unfunded plan.

         1989 Option Plan. At the 1989 Annual Meeting the shareholders of the Company approved the grant of options to the twelve directors elected at that meeting under the Company's 1989 Non-Qualified Stock Option Plan (the "1989 Option Plan"). Each of the twelve directors received options for 16,663 shares of Common Stock. The options in the aggregate were for 199,962 shares. The option price for shares subject to options is $4.95 per share. The options terminate 10 years from the date of grant. One of the directors receiving options under the 1989 Option Plan, Mr. Wayne Meeks, has since died after options for only 3,333 shares had vested. Mr. Meeks' options for the remaining 13,330 shares were available for grant again and were granted at the 1991 Annual Meeting of Shareholders to Mr. Peterson (who was not a director at the time of the original grant of options in 1989). Mr. Peterson died in 1999 holding fully vested options for 13,330 shares under the 1989 Option Plan and 21,000 shares under the 1993 Option Plan. The options for 13,330 shares held by the Peterson estate under the 1989 Option Plan are the only options currently outstanding under the 1989 Option Plan.

         1993 Option Plan. At the 1993 Annual Meeting the shareholders of the Company adopted the 1993 Option Plan and granted options for 21,000 shares of Common Stock to each director elected at that meeting, except for Mr. Steveson who was granted options for 126,000 shares. The options granted under the 1993 Option Plan became fully vested on May 18, 1999. The option price for the shares subject to options is $5.24 per share and the option price must be paid to the Company at the time of exercise, in cash or in stock of the Company having a fair market value equal to the purchase price and held six months or more, or a combination of the foregoing, in an amount equal to the full exercise price of the shares being purchased. All unexercised options expire on May 18, 2003. There are options for 272,060 shares of Common Stock currently outstanding under the 1993 Option Plan and no options available for grant.

         No option granted under either the 1989 Option Plan or the 1993 Option Plan is transferable other than by a will of the director or by the laws of dissent and distribution or pursuant to a qualified domestic relations order. During his or her lifetime, an option shall be exercisable only by a director or by the director's attorney-in-fact or conservator. The discussion of stock options granted to directors, as well as the discussion under "Executive Compensation" of stock options granted to executive officers and employees, uses option prices and share amounts that have been adjusted for stock dividends which occurred after the stock options were granted.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning all compensation received by the Company's Chief Executive Officer and the four most highly compensated executive officers earning in excess of $100,000 for services rendered in all capacities during the fiscal year ended December 31, 2000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                         Securities
                                                                Annual Compensation      Underlying
                                                              ----------------------       Options         All Other
   Year         Name            Principal Position            Salary (1)       Bonus     Granted (2)       Comp.(3)
   ----         ----            ------------------            ----------       -----     -----------       ---------

   2000     Robert H.           Vice-Chairman of the          $427,000        $171,045        -0-           $21,856
   1999     Steveson            Board of Directors of          427,000         131,553        -0-            19,318
   1998                         Bank and Company               427,000          88,027        -0-            18,922
   2000     Richard P.          President and Chief           $250,000        $ 57,000     30,000           $13,743
   1999     Smith               Executive Officer of           200,004          38,875        -0-            12,800
   1998                         Bank and Company               125,208           3,796        -0-            10,016
   2000     Richard             Executive Vice                $165,000        $ 30,000     30,000           $13,747
   1999     O'Sullivan          President of Bank              150,000          29,438        -0-            12,682
   1998                                                        115,000           3,737        -0-            10,334
   2000     Craig Carney        Senior Vice President         $132,000         $24,000     12,500           $10,288
   1999                         and Chief Credit               120,000          11,298        -0-             9,600
   1998                         Officer of Bank                103,324           3,349        -0-             8,745
   2000     Andrew              Executive Vice                $145,000         $60,000     16,400               -0-
            Mastorakis          President of Bank

----------

(1) The Named Executive Officers received other personal benefits from the Company in the form of payments made by the Company for premiums for health insurance, life insurance, long-term disability insurance and dental insurance, as well as use by Messrs. Smith and O'Sullivan of Company-owned automobiles. Messrs. Steveson, Smith and O'Sullivan received a membership to the Butte Creek Country Club and Mr. Carney received a membership to Canyon Oaks Country Club. The total amount of such compensation did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for each of the Named Executive Officers.

(2) All stock options listed in this section were grants pursuant to the 1995 Incentive Plan, as adjusted for stock dividends.

(3) All compensation under this section is comprised of two components: (a) compensation from Company contributions to the ESOP (the amount in a participant's account generally vests over a seven-year period); and
         (b) interest credits on deferred compensation in 1999 pursuant to the Supplemental Retirement Plan that are considered by the Securities and Exchange Commission to be at above-market rates.

         At the 1993 Annual Meeting, the shareholders of the Company approved the grant of options to executive officers and other key employees under the 1993 Option Plan, in addition to the options granted to directors as described above. See "Compensation of Directors." Options for 258,300 shares were granted to executive officers and other key employees who are not directors of the Company under the 1993 Option Plan. The vesting schedule, option price and period before termination of options granted to executive officers and other key employees under the 1993 Option Plan are the same as for options granted to directors under the 1993 Option Plan.

         1995 Incentive Plan. In 1995, the Board of Directors of the Company adopted the 1995 Incentive Stock Option Plan (the "1995 Incentive Plan"). The 1995 Incentive Plan was approved by the Company's shareholders at the 1995 Annual Meeting of shareholders. There are 281,250 shares reserved under the 1995 Incentive Plan for which options may be granted to key employees of the Company. Options have been granted for 246,925 shares and options for an additional 34,325 shares are available for future grant.

         Pursuant to the terms of the 1995 Incentive Plan, no option may be granted for more than 10 years, the option price cannot be less than the fair market value of the Common Stock on the date of grant, options may not be exercised unless the employee has been in the continuous employment of the Company or its subsidiary for at least one year and the option price may be paid in cash or in Common Stock already owned by the optionee at its fair market value. Directors who are not also employees may not be granted options under the 1995 Incentive Plan. The 1995 Incentive Plan is intended to qualify for the favorable tax treatment afforded option holders under Section 422 of the Internal Revenue Code. Vesting schedules under the 1995 Incentive Plan are determined individually for each grant. Options granted in 1995 under the 1995 Incentive Plan vest according to the same schedule as those granted under the 1993 Option Plan. Options granted in 1996 under the 1995 Incentive Plan vest 20% upon date of grant and 20% per year for the following four years. No options were granted to the Named Executive Officers during the last fiscal year.

         The stock options issued to the Chief Executive Officer and the other Named Executive Officers under the stock option plans were granted for a period not to exceed ten years from the date of grant and at exercise prices equal to the market value of the Common Stock at the date of grant (as adjusted for subsequent stock dividends). For the 1989 Option Plan, the option price is $4.95 per share. Options granted under the 1989 Option Plan are fully vested. The option price for options granted under the 1993 Option Plan is $5.24 per share. The options granted under the 1993 Option Plan are fully vested. The option price for options granted in 1995 to the Named Executive Officers under the 1995 Incentive Plan is $8.93 per share. The options granted in 1995 under the 1995 Incentive Plan are 95% vested. The final 5% will vest on the next anniversary of the date of grant. The option prices for options granted in 1996, 1997 and 2000 to the Named Executive Officers under the 1995 Incentive Plan are $12.25, $18.25 and $16.13 per share, respectively. Twenty percent of the options granted in 1996, 1997 and 2000 under the 1995 Incentive Plan vested immediately, and the remainder will vest 20% per year for the following four years.

         The following table sets forth information concerning stock options granted to each of the Named Executive Officers in 2000 and the potential realizable value for the stock options based on future appreciation assumptions.

                              OPTION GRANTS IN 2000

                                     Individual Grants                                                    Potential Realizable
                          -----------------------------------------                                          Value at Assumed
                                                Percentage of Total                                       Annual Rates of Stock
                                                     Options                                              Price Appreciation for
                          Number of Securities      Granted to         Exercise                                Option Term(1)
                           Underlying Options      Employees in          Price         Expiration      -----------------------------
                              Granted (#)              2000               ($)             Date             5%($)           10%($)
                          --------------------  -------------------  ------------     ------------     ------------     ------------

Robert H. Steveson                       0                  0%       $        n/a              n/a              n/a              n/a
Richard P. Smith                    30,000               29.6%              16.13          2-18-10            3,207            8,128
Richard O'Sullivan                  30,000               29.6%              16.13          2-18-10            3,207            8,128
Andrew Mastorakis                   16,400               16.2%              16.13          4-11-10            1,753            4,443
Craig Carney                        12,500               12.3%              16.13          2-18-10            1,336            3,387

----------

(1) Amounts reported in these columns show hypothetical gains that may be realized upon exercise of the options assuming that market price of the Common Stock appreciates at the specified annual rates of appreciation, compounded annually over the terms of the options. These numbers are calculated based upon rules promulgated by the SEC. Actual gains, if any, depend on the future performance of the Common Stock and overall market conditions.

         The following table sets forth information about the number and value of stock options exercised in 2000 and held at December 31, 2000, by each Named Executive Officer. A stock option is "in-the-money" if the closing market price of the Common Stock exceeds the exercise price of the stock option.

                       AGGREGATED OPTION EXERCISES IN 2000
                         AND 2000 YEAR-END OPTION VALUE

                                                                Number of Securities           Value of Unexercised
                             Number of          Value          Underlying Unexercised          In-the-Money Options
                               Shares          Realized        Options at 12-31-00(#)              at 12-31-00($)
                              Acquired           Upon         -------------------------     -------------------------
          Name              on Exercise        Exercise       Exercisable/Unexercisable     Exercisable/Unexercisable
         ------             -----------        --------       -------------------------     -------------------------

Robert H. Steveson              -0-              n/a                126,000 / -0-                $1,356,012 / -0-
Richard P. Smith                -0-              n/a               50,813 / 27,937               $211,615 / $8,177
Richard O'Sullivan              -0-              n/a               43,673 / 27,937               $134,773 / $8,177
Andrew Mastorakis               -0-              n/a               3,280 / 13,120                    -0- / -0-
Craig Carney                    -0-              n/a               14,500 / 13,000               $22,000 / $5,500

----------

(1) Represents the difference between the option exercise price and the closing sales price per share of the Common Stock as quoted on the Nasdaq National Market on December 31, 2000 ($16.00 per share).

         The Company has no long-term incentive plans which provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, and has no defined benefit or actuarial plan payable upon retirement. The Named Executive Officers are also able to participate in the ESOP and other benefits available to all employees.

REPORT BY THE COMPENSATION COMMITTEE

         SEC rules require that the Compensation Committee provide a report disclosing the specific rationale for the compensation paid to each Named Executive Officer in the last fiscal year and explaining the relationship of compensation paid to Company performance. This report is intended to provide shareholders a more sound basis for assessing how well directors are representing their interests.

         The Compensation Committee believes that Mr. Steveson's compensation should be influenced by the performance of the Company. Therefore, although there is necessarily some subjectivity in setting Mr. Steveson's salary, elements of the compensation package, such as the 1993 Option Plan and the 1995 Incentive Plan, are directly tied to Company performance. Stock options are granted primarily based upon the executive's ability to influence the Company's long-term growth and profitability.

         Mr. Steveson and the Bank are parties to an employment agreement, dated December 12, 1989, and amended April 9, 1991, effective as of January 1, 1991. This employment agreement is renewed for an additional five-year term on each November 1. As amended, the employment agreement provides that Mr. Steveson is paid a base annual salary of $427,000 for 2000 with annual increases thereafter as determined by mutual agreement between the Compensation Committee and Mr. Steveson. Mr. Steveson also receives an annual bonus equal to 1.5% of the Company's annual net profits after taxes.

         Mr. Steveson also receives term life insurance equal to at least three times his base annual salary and coverage under any tax-qualified retirement plans and other benefit plans provided by the Bank in which he is eligible to participate.

         In the event Mr. Steveson is released from his duties for any reason other than cause as described under the employment agreement, or if Mr. Steveson's duties change as a consequence of the merger or consolidation of the Bank or the transfer of all or substantially all of its assets, Mr. Steveson is entitled to receive the compensation to which he is entitled under the agreement until he reaches the age of 65. If Mr. Steveson had been released from his duties as of December 31, 2000, he would have been entitled to a payment of $474,014 under his employment agreement.

         Mr. Smith's salary is established by the Compensation Committee and is also influenced by the performance of the Company. Elements of the compensation package, such as the 1993 Option Plan and the 1995 Incentive Plan, are directly tied to Company performance. The Compensation Committee establishes the CEO's salary by considering the salaries of CEOs of comparably-sized banks and their performance. Effective January 1, 2000, Mr. Smith's salary was established at $250,000. Mr. Smith also receives an annual bonus equal to 0.5% of the Company's annual net profits after taxes.

         The salaries for all other Company personnel are established by Mr. Smith subject to review by the Compensation Committee. Mr. Smith seeks to establish base salaries that are within the range of salaries for persons holding similarly responsible positions at other banks and bank holding companies. In addition, he considers factors such as relative Company performance, the individual's past performance and future potential in establishing the base salaries of executive officers.

         As with Mr. Smith and Mr. Steveson, the number of stock options granted to top executives is determined by a subjective evaluation of the executive's ability to influence the Company's long-term growth and profitability. All options are granted at exercise prices not less than the fair market value of the Common Stock on the date of the grant. Since the value of an option bears a direct relationship to the Company's stock price, it is an effective incentive for managers to create value for shareholders. Mr. Steveson views stock options as an important component of the Company's long-term performance-based compensation philosophy.

                                   RESPECTFULLY SUBMITTED:

                                   Alex A. Vereschagin, Jr. (Chairman)
                                   Brian D. Leidig
                                   Wendell J. Lundberg
                                   Donald E. Murphy
                                   Robert H. Steveson

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

         The Company and its subsidiaries have banking and other relationships in the ordinary course of business with the Company's directors and their affiliates including loans to members of the Compensation Committee and their affiliates. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and did not involve more than the normal risk of collectibility or present other unfavorable features.

         The members of the Compensation Committee have no interlocking relationships as defined by rules and regulations of the Securities & Exchange Commission except that Mr. Robert Steveson, Vice-Chairman of the Company, serves on the Compensation Committee.

COMPANY PERFORMANCE

         The following graph presents the cumulative total yearly stockholder return (assuming reinvestment of dividends, if any) from investing $100 on December 31, 1995 in each of (i) the Company's Common Stock; (ii) Standard & Poor's 500 Stock Index; and (iii) SNL Securities Index of $500 million to $1 billion Independent Western Banks. The Company's Common Stock is listed on the Nasdaq National Market under the symbol "TCBK."


                               [PERFORMANCE GRAPH]


                                                                   Period Ending
                                    --------------------------------------------------------------------------
Index                               12-31-95     12-31-96     12-31-97      12-31-98     12-31-99     12-31-00
-----                               --------     --------     --------      --------     --------     --------

TriCo Bancshares                     100.00       140.20       224.62        167.99       203.58       177.73
S&P 500                              100.00       122.86       163.86        210.64       254.97       231.74
SNL $500M-$1B Bank Index             100.00       125.01       203.22        199.81       184.96       177.04

OTHER TRANSACTIONS

         The Bank has made, and expects to make in the future, loans in the ordinary course of its business to directors and executive officers of the Company and the Bank, and their associates, on substantially the same terms including interest rates and collateral as those prevailing at the same time for comparable transactions with others. Such transactions did not, and it is intended will not, involve more than the normal risks of collectibility or present other unfavorable features. As of December 31, 2000, the balance due on loans to directors, officers and their affiliates was approximately $6,523,073, which represents approximately 7.7% of shareholders' equity of the Company on that date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and executive officers are required to file reports of their ownership of shares of Common Stock with the SEC. During 2000, the Company's directors and executive officers filed all required reports on a timely basis, except as follows: five reports on Form 4, one each for the ESOP and Messrs. Steveson, Smith, Vereschagin and Murphy, which reflected one transaction each, were inadvertently filed late.

                 PROPOSAL 2--APPROVAL OF 2001 STOCK OPTION PLAN

         You are being asked to approve the 2001 Stock Option Plan (the "2001 Plan"). The 2001 Plan was approved by the Company's Board of Directors on February 13, 2001, and will become effective as of such date if shareholders approve the 2001 Plan at the annual meeting. No awards will be granted under the Plan after the tenth (10th) anniversary of its effective date.

         The purpose of the 2001 Plan is to promote the interests of the Company and its stockholders by, among other things, (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its subsidiaries and affiliates, (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, and
(iii) linking their compensation to the long-term interests of the Company and its shareholders.

         The following is a brief summary of the principal features of the 2001 Plan, which is qualified in its entirety by reference to the 2001 Plan itself, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

         Shares Available for Options under the 2001 Plan. Under the 2001 Plan, options may be granted for shares of Common Stock. Subject to adjustment as provided by the terms of the 2001 Plan, the maximum number of shares of Common Stock with respect to which options may be granted under the 2001 Plan is 837,325.

         Shares of Common Stock subject to an option under the 2001 Plan that are canceled, expire unexercised, forfeited, settled in cash or otherwise terminated without a delivery of shares of common stock to the participant, including shares of Common Stock withheld or surrendered in payment of any exercise or purchase price of an award or taxes relating to an award, remain available for awards under the 2001 Plan. Shares of Common Stock issued under the 2001 Plan may be either newly issued shares or shares which have been reacquired by the Company. In addition, the 2001 Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

         With certain limitations, options made under the 2001 Plan may be adjusted to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2001 Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.

         Eligibility and Administration. Current and prospective officers, employees and directors of, and consultants to, the Company or its subsidiaries or affiliates are eligible to be granted awards under the Plan. As of March 14, 2001, approximately 481 individuals were eligible to participate in the 2001 Plan. The 2001 Plan will be administered by a Committee of the Board, to be composed of not less than two non-employee directors, each of whom will be a "Non-Employee Director" for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder and an "outside director" within the meaning of Section 162(m) and the regulations promulgated under the Internal Revenue Code. Awards to non-employee directors serving on the Committee will be determined and administered by the full Board of Directors. The Company anticipates that the Compensation Committee of the Board will perform this function. Subject to the terms of the 2001 Plan, the Committee is authorized to select participants, determine the type and number of options to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any option, interpret and specify the rules and regulations relating to the 2001 Plan, and make all other determinations which may be necessary or desirable for the administration of the 2001 Plan.

         Stock Options. The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the 2001 Plan. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of Common Stock on the date of the grant. The maximum term of each option, the times at which each option will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than 10% of the Company's voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

         Director Options. A new director to the Board shall receive options for 10,000 shares of Common Stock upon his election to the Board. These options shall become exercisable in five equal installments of 2,000 shares each beginning on the first anniversary of the date of grant. Beginning with the 2001 annual meeting of shareholders and continuing for each year through the 2005 annual meeting, each director who is re-elected to the Board shall receive options for 2,000 shares upon re-election which shall become exercisable on the first anniversary of the date of grant. In addition, each director who is appointed as Chairman of the Board, Vice-Chairman of the Board or Chairman of a Board Committee shall receive options for 500 shares upon his appointment which shall become exercisable on the first anniversary of the date of grant. The option price for all options granted to directors shall be the fair market value on the date of grant. The Board of Directors will determine the terms and conditions of any other options to directors.

         Termination of Employment. All options not exercised prior to 90 days after an optionee ceases to serve as a director, officer, employee or consultant of the Company shall be forfeited.

         Change in Control. All outstanding options vest, become immediately exercisable or payable and have all restrictions lifted immediately upon a Change in Control (as defined in the 2001 Plan). See Exhibit A attached hereto.

         Amendment and Termination. The Board of Directors may amend, alter, suspend, discontinue or terminate the 2001 Plan or any portion of the 2001 Plan at any time, except that stockholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it desirable or necessary to comply. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any option, either prospectively or retroactively. The Committee does not have the power, however, to amend the terms of previously granted options to reduce the exercise price per share subject to such option or to cancel such options and grant substitute options with a lower exercise price per share than the canceled options. The Committee also may not adversely affect the rights of any option holder without the option holder's consent.

         Other Terms of Options. The Company may take action, including the withholding of amounts from any award made under the 2001 Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Options granted under the 2001 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or as permitted by the Committee in its discretion.

         Certain Federal Income Tax Consequences. The following is a brief description of the federal income tax consequences generally arising with respect to awards under the 2001 Plan.

         Tax consequences to the Company and to participants receiving options will vary with the type of option. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option or a nonqualified option. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of Common Stock acquired on the date of exercise.

         If a participant sells shares of Common Stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of Common Stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of Common Stock), and (ii) the exercise price. Otherwise, a participant's disposition of shares of Common Stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares of Common Stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

         The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of Common Stock for the incentive stock option holding periods prior to disposition of the shares.

         Section 162(m) of the Internal Revenue Code generally disallows a public company's tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as "performance-based compensation" is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that (i) performance awards and (ii) options granted (a) with an exercise price at least equal to 100% of fair market value of the underlying shares of Common Stock at the date of grant and (b) to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as "performance-based compensation" so that these awards will not be subject to the Section 162(m) deduction limitations.

         The foregoing discussion is general in nature and is not intended to be a complete description of the federal income tax consequences of the 2001 Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2001 Plan are urged to consult a tax advisor as to the tax consequences of participation.

         The 2001 Plan is not intended to be a "qualified plan" under Section 401(a) of the Internal Revenue Code.

         Approval of the 2001 Stock Option Plan requires the affirmative vote of a majority of the outstanding shares of the Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE 2001 STOCK OPTION PLAN.

                 PROPOSAL NO. 3--RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Arthur Andersen LLP, which served the Company as independent public accountants for the year ended December 31, 2000, has been selected by the Board of Directors of the Company as the Company's independent public accountants for 2001. If the firm should unexpectedly for any reason decline or be unable to act as independent public accountants, the proxies will be voted for a substitute nominee to be designated by the Audit Committee. In the event ratification of the appointment of this firm is not approved by a majority of the shares present and voting, the Board of Directors will review its future selection of independent public accountants.

         Representatives from the accounting firm of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders. The representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

AUDIT FEES

         The aggregate fees billed for professional services rendered by Arthur Andersen LLP for its audit of the Company's annual financial statements for the year ending December 31, 2000, and its reviews of the financial statements included in the Company's Forms 10-Q for that year, were $142,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Arthur Andersen LLP billed no fees to the Company for financial information systems design and implementation during the year ending December 31, 2000.

ALL OTHER FEES

         The aggregate fees billed to the Company for all other services rendered by Arthur Andersen LLP for the year ending December 31, 2000 were $72,000. These fees related primarily to the preparation and review of the Company's tax returns and audit of the Company's benefit plans.

AUDITOR INDEPENDENCE

         The Audit Committee has considered the effect that provision of the services described under "All Other Fees" may have on the independence of Arthur Andersen LLP. The Audit Committee has determined that provision of those services is compatible with maintaining the independence of Arthur Andersen LLP as the Company's principal auditor.

REPORT BY THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors is composed entirely of independent directors as defined in NASD Rule 4200(a)(15). The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and such other duties as directed by the Board. The full responsibilities of the Audit Committee are set forth in its Charter, adopted by the Company's Board of Directors in 2000, which is included as Exhibit B to this Proxy Statement.

         In fulfilling its responsibilities, the Audit Committee recommended to the Board, subject to shareholder approval, the selection of Arthur Andersen LLP as the Company's outside auditor. The Audit Committee:

         o Provided to the independent accountant full access to the Audit Committee (and the Board) to report on any and all appropriate matters;

         o Reviewed and discussed with management the Company's audited financial statements as of and for the year ending December 31, 2000;

         o Discussed with Arthur Andersen LLP, which is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including their judgments as to the quality of the Company's financial reporting; and

         o Received from Arthur Andersen LLP written disclosures and a letter as required by the Independence Standards Board, Standard No. 1, as amended, and discussed with the independent auditors the firm's independence from management and the Company.

         Based on the review and discussions with management and Arthur Andersen LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ending December 31, 2000, for filing with the Securities and Exchange Commission.

                                   RESPECTFULLY SUBMITTED:

                                   Donald E. Murphy (Chairman)
                                   William J. Casey
                                   Wendell J. Lundberg
                                   Carroll R. Taresh
                                   Alex A. Vereschagin, Jr.

         Ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors requires the affirmative vote of a majority of the outstanding shares of the Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S AUDITORS FOR 2001.

         The Annual Report of the Company containing audited financial statements for the fiscal year ended December 31, 2000, is enclosed with this Proxy Statement. Additional copies may be obtained by writing to: Wendell J. Lundberg, Secretary of the Company. THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS THERETO, MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO WENDELL J. LUNDBERG, SECRETARY, TRICO BANCSHARES, 63 CONSTITUTION DRIVE, CHICO, CALIFORNIA 95973.

                    SHAREHOLDERS' PROPOSALS FOR 2002 MEETING

         It is expected that the 2002 Annual Meeting of Shareholders of the Company will be held on May 14, 2002. Any proposals intended to be presented at the 2002 Annual Meeting must be received at the Company's offices on or before November 29, 2001, in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting. The Company's Board of Directors will consider shareholder proposals and director nominations which comply with Section 15 of the Bylaws. A proposal that does not supply adequate information about the proposal and the shareholder making the proposal will be disregarded.

                             OTHER PROPOSED ACTIONS

         The Board of Directors knows of no other matters which will be brought before the meeting but if such matters are properly presented to the meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the meeting.

                                        By Order of the Board of Directors,


                                        Wendell J. Lundberg
                                        Secretary

Chico, California
April 4, 2001

                                    EXHIBIT A


                                TRICO BANCSHARES
                             2001 STOCK OPTION PLAN

SECTION 1.        PURPOSE

         This plan shall be known as the "TRICO BANCSHARES 2001 STOCK OPTION PLAN" (the "Plan"). The purpose of the Plan is to promote the interests of TriCo Bancshares and its Subsidiaries (the "Company") and the Company's stockholders by (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and any future Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking their compensation to the long-term interests of the Company and its stockholders. With respect to any Options granted under the Plan that are intended to comply with the requirements of "performance-based compensation" under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

SECTION 2.        DEFINITIONS

         As used in the Plan, the following terms shall have the meanings set forth below:

                  (a) "AFFILIATE" shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity's outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

                  (b) "BOARD" shall mean the board of directors of the Company.

                  (c) "CHANGE IN CONTROL" shall mean, unless otherwise defined in the applicable Option Agreement, any of the following events:

                           (i) An acquisition (other than directly from the
                  Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term Person is used for purposes of Section 13 (d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any subsidiary or (ii) the Company or any Subsidiary;

                           (ii) The individuals who, as of the date hereof, are
                  members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election or nomination for election by the Company's stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent

                  Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i) or
                  (iii) of this paragraph; or

                           (iii) Approval by stockholders of the Company of:

                                    (A) A merger, consolidation or
                           reorganization involving the Company, unless,

                                            (1) The stockholders of the Company
                                    immediately before such merger,
                                    consolidation or reorganization, own,
                                    directly or indirectly, immediately
                                    following such merger, consolidation or
                                    reorganization, at least seventy-five
                                    percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                                            (2) The individuals who were members
                                    of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

                                            (3) No Person (other than the
                                    Company, any Subsidiary, any employee
                                    benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities.

                                    (B) A complete liquidation or dissolution of
                           the Company; or

                                    (C) An agreement for the sale or other
                           disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary)

                  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                  (d) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (e) "COMMITTEE" shall mean a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be a "Non-Employee Director" for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder and an "outside director" for purposes of Section 162(m) and the regulations promulgated under the Code.

                  (f) "CONSULTANT" shall mean any consultant to the Company or its Subsidiaries or Affiliates.

                  (g) "DIRECTOR" shall mean a member of the Board.

                  (h) "DISABILITY" shall mean, unless otherwise defined in the applicable Option Agreement, a disability that would qualify as a total and permanent disability under the Company's then current long-term disability plan.

                  (i) "EMPLOYEE" shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

                  (j) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  (k) "FAIR MARKET VALUE" with respect to the Shares, shall mean, for purposes of a grant of an Option as of any date, (i) the closing sales price of the Shares on any exchange on which the shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

                  (l) "INCENTIVE STOCK OPTION" shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

                  (o) "NON-QUALIFIED STOCK OPTION" shall mean an option to purchase Shares from the Company that is granted under SECTION 6 of the Plan and is not intended to be an Incentive Stock Option.

                  (p) "NON-EMPLOYEE DIRECTOR" shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

                  (q) "OPTION" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

                  (r) "OPTION AGREEMENT" shall mean any written agreement, contract, or other instrument or document evidencing any Option, which may, but need not, be executed or acknowledged by a Participant.

                  (s) "OPTION PRICE" shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

                  (t) "OUTSIDE DIRECTOR" means, with respect to the grant of an Option, a member of the Board then serving on the Committee.

                  (u) "PARTICIPANT" shall mean any Employee, Director, Consultant or other person who receives an Option under the Plan.

                  (v) "PERSON" shall mean any individual, corporation, partnership, limited liability company, associate, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

                  (w) "RETIREMENT" shall mean, unless otherwise defined in the applicable Option Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant's 65th birthday.

                  (x) "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

                  (y) "SECTION 16" shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

                  (z) "SECTION 162 (M)" shall mean Section 162 (m) of the Code and the regulations promulgated thereunder and any successor or provision thereto as in effect from time to time.

                  (aa) "SHARES" shall mean shares of the Common Stock, no par value, of the Company.

                  (bb) "SUBSIDIARY" shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

SECTION 3.        ADMINISTRATION

         3.1 Authority of Committee. The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Options to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Options to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Options; (iv) determine the timing, terms, and conditions of any Option; (v) accelerate the time at which all or any part of an Option may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Options may be settled or exercised in cash, Shares, other securities, other Options or other property, or canceled, forfeited, or suspended and the method or methods by which Options may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Options, other property, and other amounts payable with respect to an Option shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Option made under, the Plan; (ix) except to the extent prohibited by SECTION 6.2, amend or modify the terms of any Option at or after grant with the consent of the holder of the Option; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under SECTION 10 hereunder to amend or terminate the Plan.

         3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Option.

         3.3 Action by the Committee. The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The exercise of an Option or receipt of an Option shall be effective only if an Option Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Option. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business, as it shall deem advisable.

         3.4 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Options to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Options held by Participants who are not officers or directors of the Company for purposes of
Section 16 or who are otherwise not subject to such Section.

         3.5 No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

SECTION 4.        SHARES AVAILABLE FOR OPTIONS

         4.1 Shares Available. Subject to the provisions of SECTION 4.2 hereof, the stock to be subject to Options under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Options may be granted under the Plan shall be 837,325 (which includes 37,325 Shares with respect to which awards under the Company's 1989 Non-Qualified Stock Option Plan, 1993 Stock Option Plan and 1995 Incentive Stock Option Plan (the "Old Plans") were authorized but not granted). Notwithstanding the foregoing and subject to adjustment as provided in SECTION 4.2, the maximum number of Shares with respect to which Awards may be granted under the Plan shall be increased by the number of Shares with respect to which Options or other Awards were granted under the Old Plans, as of the effective date of this Plan, but which terminate, expire unexercised, or are settled for cash, forfeited or canceled without the delivery of Shares under the terms of such Old Plans after the effective date of this Plan.

         If, after the effective date of the Plan, any Shares covered by an Option granted under this Plan, or to which such an Option relates, are forfeited, or if such an Option is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of Shares, then the Shares covered by such Option, or to which such Option relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Options may be granted, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become Shares with respect to which Options may be granted. In the event that any Option or other Option granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Option are satisfied by the withholding of Shares by the Company, the number of Shares available for Options under the Plan shall be increased by the number of Shares so surrendered or withheld.

         4.2 Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate, then the Committee shall, in such manner as it may deem equitable (and, with respect to Incentive Stock Options, in such manner as is consistent with Section 422 of the Code and the regulations thereunder): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Options may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Options under the Plan; and (3) the grant or exercise price with respect to any Option under the Plan, provided that the number of shares subject to any Option shall always be a whole number;
(ii) if deemed appropriate, provide for an equivalent Option in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option.

         4.3 Substitute Options. Any Shares issued by the Company as Substitute Options in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Options under the Plan.

         4.4 Sources of Shares Deliverable Under Options. Any Shares delivered pursuant to an Option may consist, in whole or in part, of authorized and unissued Shares or of issued Shares that have been reacquired by the Company.

SECTION 5.        ELIGIBILITY

         Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Options granted consistent with SECTION 7.

SECTION 6.        STOCK OPTIONS

         6.1 Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares subject to each Option, the exercise price and the conditions and limitations applicable to the exercise of each Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option under this Plan may be granted additional Options under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option related thereto is granted) of the Shares with respect to which all Incentive Stock Options related to such Option are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Company and its Subsidiaries) exceeds $100,000 (or such higher amount as is permitted in the future under Section 422(d) of the Code, such Options shall be treated as Non-Qualified Stock Options.

         6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Options, the Option Price of an Option may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Notwithstanding the foregoing and except as permitted by the provisions of SECTION 4.2 and SECTION 10 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the canceled Options.

         6.3 Term. Subject to the Committee's authority under SECTION 3.1 and the provisions of SECTION 6.5, each Option and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Option Agreement. The Committee shall be under no duty to provide terms of like duration for Options granted under the Plan. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted.

         6.4 Exercise.

                  (a) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Option Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to SECTION 6.5 herein, whether an Option will be exercisable in full at any time or from time to time during the tern of the Option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option as the Committee may determine.

                  (b) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

                  (c) An Option may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised. The exercise of an Option shall result in the termination of the other to the extent of the number of Shares with respect to which the Option is exercised.

                  (d) The Option Price shall be immediately due upon exercise of the Option and shall, subject to the provisions of the Option Agreement and the applicable securities laws, be payable in one or more of the following forms: (i) cash or check made payable to the Company; or (ii) Shares held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes. Payment of the Option Price for the purchased shares must be made on the Option exercise date. Until the optionee has been issued Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.

         6.5 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422 (b)
(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c) (5) of the Code, and the Option Price shall be not less than 110% of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

SECTION 7.  DIRECTOR OPTIONS

         7.1 Grant Upon Election of a New Director to the Board. A new Director to the Board shall receive Options for 10,000 Shares upon his or her election to the Board. These Options shall become exercisable in five equal installments of 2,000 Shares each beginning on the first anniversary of the date of grant.

         7.2 Grant Upon Re-election of a Director to the Board. Beginning with the 2001 annual meeting of the Company's shareholders and continuing for each year through the 2005 annual meeting of the Company's shareholders, a Director who is re-elected to the Board shall receive Options for 2,000 Shares upon his or her re-election to the Board. These Options shall become exercisable on the first anniversary of the date of grant.

         7.3 Grants to Board Chairmen. Beginning with the 2001 annual meeting of the Company's shareholders and continuing for each year through the 2005 annual meeting of the Company's shareholders, each Director who is appointed as Chairman of the Board, Vice-Chairman of the Board or as Chairman of a Board committee shall receive Options for 500 Shares upon his or her appointment, in addition to any other Options granted pursuant to this Section 7. These Options shall become exercisable on the first anniversary of the date of grant.

         7.4 Option Price. The Option Price for all Options granted to Directors pursuant to this Section 7 shall be the Fair Market Value on the date of grant.

         7.5 Forfeiture of Options. Any Option granted to a Director pursuant to this Section 7 that has not become exercisable when a Director ceases to serve as a Director, or in the position for which such Option was granted, shall be forfeited.

         7.6 Other Options to Directors. The Board may also grant other Options to Directors pursuant to the terms of the Plan. With respect to such Options, all references in the Plan to the Committee shall be deemed to be references to the Board.

SECTION 8.  TERMINATION OF EMPLOYMENT

         The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Option upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Option Agreement or in such rules and regulations as it may prescribe. All Options which are not exercised prior to 90 days after the date a Participant ceases to serve as a Director, Employee or Consultant of the Company shall be forfeited.

SECTION 9.  CHANGE IN CONTROL

         Upon a Change in Control, all outstanding Options shall vest, become immediately exercisable or payable and have all restrictions lifted.

SECTION 10.  AMENDMENT AND TERMINATION

         10.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

         10.2 Amendments to Options. Subject to the restrictions of SECTION 6.2, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Option theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary.

         10.3 Adjustments of Options Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Options in recognition of unusual or nonrecurring events (including, without limitation, the events described in SECTION 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 11.  GENERAL PROVISIONS

         11.1 Limited Transferability of Options. Except as otherwise provided in the Plan, no Option shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or as may be provided by the Committee in its discretion, at or after grant, in the Option Agreement. No transfer of an Option by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

         11.2 No Rights to Options. No Person shall have any claim to be granted any Option, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Options. The terms and conditions of Options need not be the same with respect to each Participant.

         11.4 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         11.5 Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Option, from any payment due or transfer made under any Option or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Options or other property) of any applicable withholding or other taxes in respect of an Option, its exercise, or any payment or transfer under an Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

         11.6 Option Agreements. Each Option hereunder shall be evidenced by an Option Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Option and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Option Agreement, the terms of the Plan shall prevail.

         11.7 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options.

         11.8 No Right to Employment. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Option Agreement.

         11.9 No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Option Agreement, no Participant or holder or beneficiary of any Option shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares.

         11.10 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Option Agreement shall be determined in accordance with the laws of the State of California without giving effect to conflicts of laws principles.

         11.11 Severability. If any provision of the Plan or any Option Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, Person or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

         11.12 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Option if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16 (b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Option shall be promptly refunded to the relevant Participant, holder, or beneficiary.

         11.13 No Trust or Fund Created. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

         11.14 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Option, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

         11.15 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 12.  TERM OF THE PLAN

         12.1 Effective Date. The Plan shall be effective as of February 13, 2001 provided it is approved and ratified by the Company's stockholders on or prior to December 31, 2001.

         12.2 Expiration Date. No new Options shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Option Agreement, any Option granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Option or to waive any conditions or rights under any such Option shall, continue after the tenth
(10th) anniversary of the Effective Date.

                                    EXHIBIT B


                                TRI COUNTIES BANK
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.       Audit Committee Purpose

         The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

         o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

         o Monitor the independence and performance of the Company's independent auditors and internal auditing function.

         o Provide an avenue of communication among the independent auditors, management, internal audit, and the Board of Directors.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.      Audit Committee Composition and Meetings

         The Audit Committee shall be comprised of four or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements.

         Audit Committee members shall be appointed by recommendation of the Chairman of the Board of Directors. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session each meeting with the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditor's limited review procedures.

III.     Audit Committee Responsibilities and Duties

         Review Procedures

         1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

         2. Review the Company's annual financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

         3. In consultation with management, independent auditors, and internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposure and the steps management has taken to monitor, control, and report such exposure. Review significant findings prepared by the independent auditors and internal audit together with management's responses.

         4. Review with financial management and the independent auditors the Company's quarterly financial results prior to release of the Company's quarterly financial statements for filing and distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

         Independent Auditors

         5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         6. Approve the fees and other significant compensation to be paid to the independent auditors.

         7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditor's independence.

         8. Review the independent auditors' audit plan -- discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

         9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters to be communicated to audit committees in accordance with AICPA SAS 61.

         10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's account principles as applied in its financial reporting.

         Internal Audit and Legal Compliance

         11. Review the budget plan, changes in plan, activities, organizational structure, and qualifications of internal audit as needed.

         12. Review the appointment, performance, and replacement of the internal audit firm.

         13. Review significant reports prepared by internal audit together with management's response and follow-up to these reports.

         14. On at least an annual basis, reviews with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

         Other Audit Committee Responsibilities

         15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual Proxy Statement.

         16. Perform any other activities consistent with the Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

         17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

         18. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

         19. Review financial and accounting personnel succession planning within the Company.

         20. Annually review policies and procedures as well as results associated with director and officer expense accounts and perquisites. Annually review a summary of director and officer related party transactions and potential conflicts of interest.

                                TRICO BANCSHARES

                     SOLICITED BY THE BOARD OF DIRECTORS FOR
                   ANNUAL MEETING OF SHAREHOLDERS, MAY 8, 2001


         The undersigned holder of common stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of TriCo Bancshares and the accompanying Proxy Statement dated April 4, 2001, and revoking any proxy heretofore given, hereby constitutes and appoints William J. Casey and Robert H. Steveson, and each of them, with full power of substitution as attorneys and proxies to appear and vote all of the shares of common stock of TriCo Bancshares, a California corporation (the "Company"), standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of the Company, to be held at the Headquarters Building of Tri Counties Bank located at 63 Constitution Drive, Chico, California, on Tuesday, May 8, 2001, at 6:00 p.m., or at any postponements or adjournments thereof, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments thereof. All properly executed proxies will be voted as indicated. The above named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this proxy in the election of directors.


                               (To be continued and signed on the reverse side.)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

1. To elect as directors the following nine (9) nominees: William J. Casey, Craig S. Compton, Brian D. Leidig, Wendell J. Lundberg, Donald
         E. Murphy, Richard P. Smith, Robert H. Steveson, Carroll R. Taresh, Alex A. Vereschagin, Jr.

                FOR ALL nominees (except as indicated to the contrary below).
         ------

                WITHHOLD AUTHORITY to vote for all nominees.
         ------

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-------------------------------------------------

2. To approve the 2001 Stock Option Plan which provides for the issuance of options for up to 800,000 shares of the Company's common stock to officers, employees and directors of, and consultants to, the Company.

                FOR
         ------

                AGAINST
         ------

                ABSTAIN
         ------

3. To ratify the appointment of Arthur Andersen LLP as the independent public accountants for 2001.

                FOR
         ------

                AGAINST
         ------

                ABSTAIN
         ------

4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSALS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE NINE (9) NOMINEES LISTED ABOVE, "FOR" APPROVAL OF THE 2001 STOCK OPTION PLAN AND "FOR" THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR 2001. THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.


           WE DO            DO NOT EXPECT TO ATTEND THIS MEETING.
                  ---------

Date
    -------------------------------


Signature


Signature if held jointly


PLEASE DATE AND SIGN EXACTLY AS YOUR NAME(S) APPEAR. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. ALL JOINT OWNERS SHOULD SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.